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                                                                    Exhibit 23.4


                                                November 3, 2003


LIN Television Corporation
LIN TV Corp.
One Richmond Square
Suite 230E
Providence, RI  02906

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-107754-29) of LIN Television Corporation and LIN TV Corp. (collectively, the "Company"), and any amendments thereto of the references in the Company's Annual Report on Form 10-K to our impairment analysis of the Company's broadcast licenses and goodwill as of December 31, 2002.


/s/ Timothy S. Pecaro


Bond & Pecaro, Inc.